Exhibit 16.1

DELOITTE.	Deloitte & Touche LLP
Bank One Center/Tower
111 Monument Circle
Suite 2000
Indianapolis, IN 46204-5120
USA

Tel: +1 317 464 8600
Fax: +1 317 464 8500
www.deloitte.com

December 13, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of IPALCO Enterprises, Inc.’s Form 8-K dated December 13, 2007, and have the following comments:

  We agree with the statements made in Item 4.01(a).
  We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Yours truly,

/s/ DELOITTE & TOUCHE LLP